KIOSK VIDEO RIGHTS SUBLICENSE AGREEMENT

THIS KIOSK VIDEO RIGHTS SUBLICENSE AGREEMENT (the "Agreement") is made and entered into as of this 22nd day of April 2006 (the Effective Date"), between TABLEMAX INTERNATIONAL, LLC, a California limited liability company, ("LICENSOR") and PROGRESSIVE GAMES PARTNERS, LLC, an Isle of Man limited liability company ("LICENSEE").

WITNESSETH

WHEREAS, LICENSOR is the master licensee of certain patents, trademarks and copyrights (the "Intellectual Property") for use worldwide except in the United States and Canada (the "Territory") pursuant to An International Video Rights License Agreement dated October 1, 2004, attached hereto as Appendix A (the "International Master License");

WHEREAS, LICENSOR has the right within the International Master License to sublicense the Intellectual Property for all video applications whether now known or hereafter invented, excluding the Internet;

WHERERAS, LICENSOR desires to sublicense to LICENSEE all video rights applications of the Intellectual Property except the rights to use the Intellectual Property in multi-player video gaming applications whether such applications are on a single multiplayer video gaming machine such as the TableMAX system, or multi-terminal video multi-player video gaming machines yet to be invented (the "Non-Multiplayer Video Rights");

WHEREAS, the LICENSEE desires to sublicense the Non-Multiplayer Video Rights on the terms as hereinafter set forth:

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants and conditions set forth below and other good and valuable consideration, the receipt and sufficiency of which all parties acknowledge, it is agreed as follows:

1 License.

On the terms and conditions set forth in this Agreement, LICENSOR hereby grants to LICENSEE, or assigns, and LICENSEE hereby accepts the sole and exclusive license within the Territory to develop, manufacture, market, sell, lease, license, install and service the Games, as defined in the International Master License, with or without the Jackpot Feature, as defined in the International Master Agreement, on video kiosks, video terminals or any other electronic method of simulating live games whether now known or hereafter invented with the exception of multi-player video gaming systems (e.g. by way of example and not limitation, the TableMAX system) and the Internet , as currently existing or hereafter developed, including mobile and wireless.

2 **Limitations.**

This license is granted with the following limitations:

2.1 LICENSEE shall not exploit the Intellectual Property, the Games or the Jackpot Feature through any medium except under this Agreement.

2.2 LICENSEE shall not exploit the Intellectual Property, the Games or the Jackpot Feature in jurisdictions and venues where it is illegal to do so.

2.3 LICENSEE shall not exploit the Intellectual Property, the Games or the Jackpot Feature in any manner where a live human being [1] deals the Game, [2] collects wagers from players prior to the start of a Game, or [3] collects wagers or makes pay outs to players at the conclusion of a Game, except as required for hand-pay jackpots on video gaming devices. Nothing herein shall be deemed to preclude live human beings from playing the Games.

2.4 LICENSOR reserves all rights to the Intellectual Property (including but not limited to the Jackpot Feature) in respect to offering new proprietary games developed or acquired by LICENSOR, but not as to games developed or acquired by LICENSEE.

2.5 The scope of this license does not include the right to connect by electronic means multiple live table games (i.e. table games with a live human dealer) to a common jackpot or award. All such rights are expressly reserved by the owner of the Intellectual Property under the International Master License.

3 **New Inventions and Improvements.**

The license granted by this Agreement extends to any and all other or new inventions, improvements, developments, works, or intellectual property owned or created by or on behalf of LICENSOR improving or specifically related to the Games or the Jackpot Feature.

4 **License Fee.**

The fee for the license of all rights referenced herein and granted hereby in perpetuity is a total of One Hundred Thousand Dollars ($100,000), which fee shall be paid LICENSEE on execution of this Agreement. For the avoidance of doubt, the parties agree that no additional fees are payable by LICENSEE to LICENSOR for the license which is in perpetuity.

5 Protection of Intellectual Property.

LICENSEE and LICENSOR shall cooperate in preparing, filing, prosecuting, protecting and maintaining all Intellectual Property including, without limitation, prosecution and maintenance of all applications for patents, trademarks and copyrights and payment of all maintenance fees and annuities. So long as this Agreement remains in effect, LICENSOR shall bear all expenses incurred pursuant to this Section 5; provided, however, if LICENSOR determines in its sole discretion that certain action is not economically practical, LICENSOR shall so notify LICENSEE in writing and LICENSEE shall have the right to take such action at LICENSEE's expense.

5 Enforcement of Intellectual Property Rights.

6.1 LICENSEE shall apprise LICENSOR promptly upon the discovery of any possible infringement of the Intellectual Property rights licensed to LICENSEE under this Agreement which comes to the attention of LICENSEE.

6.2 LICENSOR, at its sole cost, expense and discretion, and in its name, may prosecute and defend any action or proceeding which LICENSOR deems necessary or desirable to protect the Intellectual Property including, but not limited to, actions or proceedings involving infringement. Upon the reasonable written request by LICENSOR, LICENSEE shall join LICENSOR at LICENSOR'S sole expense in any such action or proceeding.

6.3 In the event, LICENSOR elects not to prosecute an alleged action for infringement of the Intellectual Property, LICENSOR may authorize LICENSEE to do so. However, LICENSEE shall not commence any action or proceeding to protect the Intellectual Property or any action or proceeding alleging infringement thereof without the prior written consent of LICENSOR, which consent may not be unreasonably withheld. With the prior written consent of LICENSOR, LICENSEE may bring an action for infringement of the Intellectual Property in LICENSEE's name or jointly with LICENSOR.

6.4 If LICENSOR and LICENSEE are not able to agree on whether or how to proceed against an alleged infringement of the rights licensed to LICENSEE under this Agreement within thirty (30) days after LICENSOR has been give written notice thereof, the parties shall submit the issue to binding arbitration in accordance with provisions of section 13.2 below. The parties agree that the arbitration of this issue should be expedited and that the arbitrator should be directed to render a decision within sixty (60) days after commencement of the arbitration proceedings. In the event the arbitrator rules that either party (the "Prevailing Party") shall be permitted to prosecute an alleged infringement over the objection of the other party (the "Objecting Party"), the Objecting Party shall cooperate with the Prevailing Party in prosecuting the infringement provided the Prevailing Party reimburses the Objecting Party for all reasonable costs and fees incurred by the Objecting Party in so doing, including but not limited to attorneys fees.

6.5 Where an action is brought solely in the name of LICENSOR at LICENSOR'S sole cost and expense, LICENSOR shall be entitled to 100% of all damages recovered. Where an action is brought solely in the name of LICENSEE at LICENSEE's sole cost and expense, LICENSEE shall be entitled to 100% of all damages recovered. Where an action is brought jointly by LICENSOR and LICENSEE, the parties shall distribute all damages recovered as they may agree or, if they cannot agree, in proportion to the costs and legal expenses incurred by each party.

7 Representations and Warranties.

7.1 LICENSEE represents and warrants to LICENSOR that LICENSEE has the power and authority to execute, deliver and perform this Agreement and other instruments and documents required or contemplated herein.

7.2 LICENSOR represents and warrants to LICENSEE that LICENSOR has the power and authority to execute, deliver and perform this Agreement and other instruments and documents required or contemplated herein.

8 Termination/Cancellation.

This license has been prepaid, as such, this license runs in perpetuity as long as the LICENSEE remains in compliance with the non-financial terms of the license. Accordingly, LICENSOR may only terminate and/or cancel this Agreement and any license granted hereunder, without further liability or obligation to LICENSEE, if LICENSEE is in default of any material non-financial provision of this Agreement (i.e. willful and continuing misuse of the Intellectual Property in contravention to the limitations of Section 2 hereinabove) and such material, non-financial default is not cured within ninety (90) days after LICENSOR gives LICENSEE written notice thereof, including the specific reasons for LICENSOR'S claim of material non-financial default by LICENSEE. Upon any termination or cancellation based on any material non-financial default, LICENSEE shall be permitted a reasonable time to terminate any on-going leases or sublicenses of any Games with the Jackpot Feature or any other game with the Jackpot Feature licensed under this Agreement if such leases or sublicenses would otherwise infringe LICENSOR'S Intellectual Property and LICENSEE shall be permitted to fulfill any existing purchase orders for the sale of any such Games or games.

9 Licenses and Permits.

LICENSOR shall cooperate with LICENSEE in obtaining any governmental approvals, licenses or permits LICENSEE may request. LICENSEE shall be responsible for and pay all reasonable fees and costs incurred by LICENSOR provided that prior to incurring such fees and costs, [1] LICENSOR notifies LICENSEE of the fees and costs to be incurred and [2] LICENSEE approves of such fees and costs in writing.

10 Parties Are Independent.

10.2 All persons hired or employed by LICENSOR in the discharge of this Agreement shall be considered employees of LICENSOR and not of LICENSEE and shall be solely and exclusively under LICENSOR'S direction and control. LICENSOR further agrees to have all persons employed by it properly covered by worker's compensation or employer's liability insurance, as required by law and to assume and pay at its own cost all taxes and contributions required by an employer under any and all unemployment insurance, old age pensions, and other applicable so-called Social Security Acts. LICENSOR agrees that it shall be solely responsible for, and shall indemnify and save LICENSEE harmless from, any and all loss, damage, and costs (including attorney fees) that LICENSEE may sustain, or become liable for, by reason of claims against LICENSEE, on account of the exclusive acts or omissions of any employee or agent of LICENSOR.

10.3 All persons hired or employed by LICENSEE in the discharge of this Agreement shall be considered employees of LICENSEE and not of LICENSOR and shall be solely and exclusively under LICENSEE's direction and control. LICENSEE further agrees to have all persons employed by it properly covered by worker's compensation or employer's liability insurance, as required by law and to assume and pay at its own cost all taxes and contributions required by an employer under any and all unemployment insurance, old age pensions, and other applicable so-called Social Security Acts. LICENSEE agrees that it shall be solely responsibly for, and shall indemnify and save LICENSOR harmless from, any and all loss, damage, and costs (including attorney fees) that LICENSOR may sustain, or become liable for, by reason of claims against LICENSOR on account of the exclusive acts or omissions of any employee or agent of LICENSEE.

11 Non-Party Beneficiaries.

It is not intended, and this Agreement shall not be construed, to provide any entity or person not a party to the Agreement with any benefits or to obligate the parties to this Agreement to any entity or person not a party to this Agreement.

12 Amendments; Waiver; Notices; Counterparts; Assignments; Sublicenses.

12.1 This Agreement may not be amended or revised except by a writing executed by all of the parties hereto.

12.2 The failure of any party to insist, in any one or more instances, upon performance of any of the provisions of this Agreement or to take advantage of any of its rights hereunder shall not operate as a waiver thereof or preclude any other or further exercise thereof or the exercise of any other right or power.

12.2 Any communications required to be given hereunder shall be in writing, shall be given by mail, fax or personal delivery at the following addresses:

12.3.1 To LICENSOR:

Mr. Ron Altbach
TableMax International, LLC
9100 Wilshire Blvd. Suite 400W
Beverly Hills, CA 90212

FAX: 310-271-0070

With copy to

Robert Kory
Law Offices of Robert B. Kory
345 N. Maple Drive, Suite 304
Beverly Hills, CA 90210

12.3.2 To LICENSEE

Progressive Games Partners, LLC
IOM Financial Trust
IOMA House
Hope Street
Douglas, Isle of Man IM1 1AP
United Kingdom

With copy to

Chris Reynolds
Games Marketing, Ltd
York House
5a Lancaster Road
Wimbledon Village, London SW19 5DA
United Kingdom

12.4 Notices given by personal delivery or by fax shall be deemed received on the day actually delivered to the appropriate designated address. Notices given by mail shall be deemed received three business days after mailing by certified mail, postage prepaid. Either party may by written notice to the other specify a different designated address for notices hereunder.

12.5 This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be an original but all such counterparts shall

constitute one and the same agreement. Any signature page of this Agreement may be detached from any counterpart without impairing the legal effect of any signatures thereof, and may be attached to another counterpart, identical in form thereto, but having attached to it one or more additional signature pages.

12.6 LICENSEE may assign or sublicense its rights under this Agreement. In no event shall LICENSEE assign or sublicense its rights under this Agreement to any person or company who has been denied a gaming license.

13 Breach and Right to Cure; Arbitration; Choice of Law and Venue; Specific Performance; Attorney's Fees.

13.1 A party shall be deemed in breach of this Agreement only upon the failure to perform any obligation under this Agreement after receipt of written notice of breach and failure to cure such breach within ninety (90) days thereafter; provided, however, such notice shall not be required where a breach or threatened breach would cause irreparable harm to the other party and such other party may immediately seek equitable relief in a court of competent jurisdiction to enjoin such breach.

13.2 Any controversy involving the construction, application, enforceability or breach of any of the terms, provisions, or conditions of this Agreement, including without limitation claims for breach of contract, violation of public policy, breach of implied covenant, or any other alleged claims which are not settled by mutual agreement of the parties, shall be submitted to final and binding arbitration in accordance with the rules of the JAMS/Endispute. The arbitration proceedings shall be held in Los Angeles, California. The cost of arbitration shall be borne by the losing party. In consideration of each party's agreement to submit to arbitration any and all disputes that arise under this Agreement, each party agrees that the arbitration provisions of this Agreement shall constitute its exclusive remedy and each party expressly waives the right to pursue redress of any kind in any other forum. The parties further agree that the arbitrator acting hereunder shall not be empowered to add to, subtract from, delete or in any other way modify the terms of this Agreement. Notwithstanding the foregoing, any party shall have the limited right to seek equitable relief in the form of a temporary restraining order or preliminary injunction in a court of competent jurisdiction to protect itself from actual or threatened irreparable injury resulting from an alleged breach of this Agreement pending a final decision in arbitration.

13.3 This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of California.

13.4 The parties acknowledge and agree that this Agreement has been entered into in Los Angeles, California, and the jurisdiction over the parties in any action arising out of or in any way connected with this Agreement may be brought in any court of competent jurisdiction within Los Angeles, California.

13.5 If any action in law, equity, arbitration or otherwise is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to its attorneys' fees, costs, and necessary disbursements in addition to any other relief to which it may be entitled. The term "prevailing party" means the party obtaining substantially the relief sought, whether by compromise, settlement, award or judgment. Should the parties compromise or settle a dispute, the issue of attorneys fees and costs shall be determined in the settlement agreement.

14 Compliance With All Law.

Each party undertakes to the other to comply with all applicable laws and regulations.

15 Entire Agreement.

This Agreement constitutes the entire agreement between parties with respect to its subject matter.

15 Confidentiality.

The parties shall maintain the terms and conditions of this Agreement as confidential, except as may be disclosed [1] to regulatory authorities by necessity, [2] by virtue of any validly issued subpoena, [3] to good faith purchasers or sublicensees of LICENSEE's rights hereunder and [4] to investment and financial advisers of the parties. Disclosure under subsections [3] and [4] above shall be made only so long as the persons receiving the disclosure agree in writing to maintain the confidentiality of the information disclosed.

(Signature page Follows)

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.

"LICENSOR"	"LICENSEE"
TABLEMAX INTERNATIONAL, LLC	PROGRESSIVE GAMES PARTNERS, LLC
By ____________________	By ____________________
Its ____________________	Its ____________________